Exhibit 10.1

LEASE
(Single-Tenant; Net; “AS IS”)

BETWEEN

THE IRVINE COMPANY LLC

AND

MASIMO CORPORATION

1

i

ii

SECTION 21.2.	CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY	24
SECTION 21.3.	EXECUTION OF LEASE; NO OPTION OR OFFER	24
SECTION 21.4.	RECORDING	24
SECTION 21.5.	AMENDMENTS	24
SECTION 21.6.	EXECUTED COPY	24
SECTION 21.7.	ATTACHMENTS	24

ARTICLE XXII.	MISCELLANEOUS	24
SECTION 22.1.	NONDISCLOSURE OF LEASE TERMS	24
SECTION 22.2.	GUARANTEE	25
SECTION 22.3.	CHANGES REQUESTED BY LENDER	25
SECTION 22.4	MORTGAGEE PROTECTION	25
SECTION 22.5.	COVENANTS AND CONDITIONS	25
SECTION 22.6.	SECURITY MEASURES	25
SECTION 22.7.	SDN LIST	25

EXHIBITS
Exhibit A	Description of Premises
Exhibit B	Environmental Questionnaire
Exhibit C	Landlord’s Disclosures
Exhibit D	Insurance Requirements
Exhibit E	Rules and Regulations
Exhibit Y	Project Site Plan

iii

LEASE
(Single-Tenant; Net; As Is)
THIS LEASE is made as of the day of , 2016, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company hereafter called “Landlord,” and MASIMO CORPORATION, a Delaware corporation, hereinafter called “Tenant.”
ARTICLE I. BASIC LEASE PROVISIONS
Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Premises: The Premises are more particularly described in Section 2.1.
Address of Building: 9600 Jeronimo Road, Irvine, CA

2.	Project Description (if applicable): Jeronimo 5 & 6

3.
Use of Premises: General office, warehouse and research and development related to medical devices (including ancillary laboratory use and manufacturing of prototypes of the medical devices), to the extent permitted by the City’s 5.4 Industrial Zoning Ordinance.

4.	Commencement Date: December 1, 2016

5.	Expiration Date: November 30, 2026

6.	Basic Rent: Commencing on the Commencement Date, the Basic Rent shall be Twenty Five Thousand Six Hundred Eighty-Nine Dollars ($25,689.00) per month, based on $.79 per rentable square foot.
Basic Rent is subject to adjustment as follows:
Commencing December 1, 2017, the Basic Rent shall be Twenty Six Thousand Six Hundred Sixty-Five Dollars ($26,665.00) per month, based on $.82 per rentable square foot.
Commencing December 1, 2018, the Basic Rent shall be Twenty Seven Thousand Six Hundred Forty Dollars ($27,640.00) per month, based on $.85 per rentable square foot.
Commencing December 1, 2019, the Basic Rent shall be Twenty Eight Thousand Nine Hundred Forty-One Dollars ($28,941.00) per month, based on $.89 per rentable square foot.
Commencing December 1, 2020, the Basic Rent shall be Twenty Nine Thousand Nine Hundred Seventeen Dollars ($29,917.00) per month, based on $.92 per rentable square foot.
Commencing December 1, 2021, the Basic Rent shall be Thirty One Thousand Two Hundred Seventeen Dollars ($31,217.00) per month, based on $.96 per rentable square foot.
Commencing December 1, 2022, the Basic Rent shall be Thirty Two Thousand Five Hundred Eighteen Dollars ($32,518.00) per month, based on $1.00 per rentable square foot.
Commencing December 1, 2023, the Basic Rent shall be Thirty Three Thousand Eight Hundred Nineteen Dollars ($33,819.00) per month, based on $1.04 per rentable square foot.
Commencing December 1, 2024, the Basic Rent shall be Thirty Five Thousand One Hundred Nineteen Dollars ($35,119.00) per month, based on $1.08 per rentable square foot.

Commencing December 1, 2025, the Basic Rent shall be Thirty Six Thousand Four Hundred Twenty Dollars ($36,420.00) per month, based on $1.12 per rentable square foot.
Notwithstanding the above schedule of Basic Rent to the contrary, as long as no Event of Default (as defined in Section 14.1) has occurred under this Lease, Tenant shall be entitled to an abatement of 4 full calendar months of Basic Rent in the aggregate amount of $102,756.00 (i.e. $25,689.00 per month) (the “Abated Basic Rent”) for the initial 4 full calendar months of the Term (the “Abatement Period”). In the event this Lease terminates as a result of a Default by Tenant at any time during the Term, all unamortized Abated Basic Rent shall immediately become due and payable (based upon the full Abated Basic Rent being amortized over the entire initial Lease Term). The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.	Guarantor(s): None

8.	Floor Area: Approximately 32,518 rentable square feet

9.	Security Deposit: $0

10.	Broker(s):“Landlord’s Broker”: Irvine Realty Company
“Tenant’s Broker”: Zuvich Corporate Advisors

11.	Additional Insureds: None

12.	Address for Payments and Notices:

Payment Address:

LANDLORD	TENANT
Payment Address:
THE IRVINE COMPANY LLC Department #0293 Los Angeles, CA 90084-0293 Attn: Senior Vice President, Property Operations Irvine Office Properties	MASIMO CORPORATION 52 Discovery Irvine, CA 92618 Attn: Chief Information Officer
Notice Address:	with a copy to:
THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Senior Vice President, Property Operations Irvine Office Properties	MASIMO CORPORATION 52 Discovery Irvine, CA 92618 Attn: Legal Department
and with a copy to:
Stuart Kane LLP 620 Newport Center Drive, Suite 200 Newport Beach, CA 92660 Attn: Josh C. Grushkin

13.	Address for Payments: All payments due under this Lease shall be made to the address shown on the invoice for the payment due, or if no address is shown, to Landlord’s notice address above.

14.	Tenant’s Liability Insurance Requirement: $2,000,000.00

15.	Vehicle Parking Spaces: Ninety (90)
ARTICLE II. PREMISES
SECTION 2.1.    LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises consist of all of the Floor Area of the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct and shall not be re-measured during the Term. The Premises shall include the non-exclusive right of Tenant to use and have access to the janitorial closets and electrical and telephone rooms on the floors of the Building which contains the Premises as well as the use of and access to the ceilings, walls and floors of the Premises for purposes of installing, maintaining, repairing and replacing wiring, conduit and cable serving Tenant’s equipment within the Premises, provided that any such installation, maintenance, repair and replacement shall be performed in accordance with, and subject to, the terms and provisions of this Lease. Landlord shall also have the right to the use of and access to all such areas consistent with the terms and provisions of this Lease for the purpose of performing its obligations and exercising its rights hereunder.
SECTION 2.2.    ACCEPTANCE OF PREMISES. Tenant’s lease of the Premises shall be on an “as is” basis without further alteration, addition or improvement to the Premises whatsoever, except that Landlord shall provide a “Landlord’s Contribution” to Tenant for Tenant’s construction of the “Tenant Improvements” work in the Premises as provided in Exhibit X attached hereto.  Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils.  The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects.
SECTION 2.3.    BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant. Notwithstanding the foregoing, Landlord shall reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant, including without limitation, Tenant’s costs of obtaining new business cards, stationery and informing Tenant’s customers and vendors of Tenant’s new address, not to exceed Five Thousand Dollars ($5,000.00) in the aggregate, resulting from any changed name, number or designation of the Building or Project initiated by Landlord.
SECTION 2.4.     LANDLORD’S RESPONSIBILITIES. Landlord warrants to Tenant that the plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises shall be in good operating condition on the Commencement Date of this Lease. Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty not later than 30 days following the Commencement Date of the Lease, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s sole cost and expense (and not as a Project Cost).

ARTICLE III. TERM
SECTION 3.1.     GENERAL. The Term of this Lease (“Term”) shall commence (“Commencement Date”) on the date set forth in Item 4 of the Basic Lease Provisions, and shall expire on the date (the “Expiration Date”) set forth in Item 5 of the Basic Lease Provisions. The parties shall memorialize on a form provided by Landlord (the “Commencement Date Memorandum”) the actual Commencement Date and the Expiration Date of this Lease. Should Tenant fail to execute and return the Commencement Date Memorandum to Landlord within five (5) business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Date Memorandum shall be conclusive.
SECTION 3.2.     EXISTING MASTER LEASE. It is understood and agreed that Tenant is currently in possession and leasing the Premises pursuant to a lease dated June 22, 2012 (the “Existing Master Lease”). The Existing Master Lease is scheduled to terminate as to the Premises by its terms at midnight on the day preceding the Commencement Date of this Lease.
SECTION 3.3.     RIGHT TO EXTEND THIS LEASE. Provided that no Event of Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant or its successor pursuant to a Permitted Transfer is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (except in connection with a Permitted Transfer), then Tenant may extend the Term of this Lease for 1 extension period of 60 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months or more than 12 months prior to the Expiration Date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.
If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable and similarly improved space within Landlord’s portfolio of properties in the immediate vicinity of the Building and the Project (together with any increases thereof during the extension period) as of the commencement of the extension period (“Landlord’s Determination”).
Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than 20 days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”). Within 10 days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than 5 years experience in the valuation of commercial industrial buildings in the vicinity of the Project.
Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental comparables for the Project together with comparables for similarly improved space owned by Landlord in the vicinity of the Project with appropriate adjustment for location and quality of project, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within 10 days after Tenant’s receipt of same. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.
If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section , Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Tenant’s rights under this Section shall belong solely to Masimo Corporation, a Delaware corporation, and its successors pursuant to a Permitted Transfer, and except in connection with a Permitted Transfer, any attempted assignment or transfer of such rights shall be void and of no force and effect. Tenant shall have no other right to extend the Term beyond the single 60 month extension period created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.
ARTICLE IV. RENT AND OPERATING EXPENSES
SECTION 4.1.     BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Item 6 of the Basic Lease Provisions (the “Basic Rent”), including subsequent adjustments, if any. If the Commencement Date is other than the first day of the calendar month, any rental adjustments shown in Item 6 occurring with reference to the monthly anniversary of the Commencement Date, shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions and one (1) month’s estimated Tenant’s Share of Operating Expenses (as defined in Section 4.2) shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.
SECTION 4.2.     OPERATING EXPENSES.
(a)    From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means 100% of the Operating Expenses determined by Landlord to benefit or relate substantially to the Building, plus that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than specifically to the Building or any other specific building. Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project. In the event that Landlord determines in its sole but commercially reasonable discretion that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant’s Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.
(b)    Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Any delay or failure by Landlord in providing such estimate shall not relieve Tenant from its obligation to pay Tenant’s Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. For purposes hereof, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant’s Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.
(c)    Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within sixty (60) days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred.
(d)    Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within thirty (30) days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination.
(e)    If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase and the month in which the increase will or has become effective, then Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of the estimated Tenant’s Share of Operating Expenses as provided in Section 4.2(b), commencing with the month following delivery of Landlord’s notice. In addition, Tenant shall pay upon written request any such increases which were incurred prior to the Tenant commencing to pay such monthly increase.
(f)    The term “Operating Expenses” shall mean and include all Project Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).
(g)    The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Landlord elect to self - insure all or any portion of any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax, legal or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other maintenance, repair and replacement costs associated with such lines; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional phone connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and reasonable overhead and/or management fees for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.
(h)    The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.
(i)    Notwithstanding anything to the contrary in this Section 4.2, Operating Expenses shall not include:

(1)	Any ground lease rental;

(2)	Costs incurred by Landlord for the repair of damage to the Building or the Project to the extent that Landlord is actually reimbursed by insurance proceeds;

(3)
Costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants or other occupants in the Building or the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or the Project;

(4)
Marketing costs, including leasing commission, attorneys’ fees, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions or disputes with present or prospective tenants or other occupants of the Building or the Project;

(5)
Except to the extent expressly permitted in Section 4.2(g), costs of capital nature, including, without limitation, capital improvements, capital repairs (except as otherwise permitted herein), capital equipment and capital tools;

(6)	Expenses in connection with services or other benefits which are made available to other tenants of the Building or Project but not made available to Tenant;

(7)	Costs incurred by Landlord due to the violation by Landlord of the terms of this Lease;

(8)
Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building or the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(9)	Interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building, the underlying land or the Project;

(10)
Advertising and promotional expenditures, and costs of the acquisition and/or installation (but excluding maintenance costs) of signs in or on the Building or the Project identifying the owner or any tenant;

(11)	Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make Property Tax payments when due;

(12)	Costs arising from Landlord’s charitable or political contributions; and

(13)	Costs for the acquisition or installation (but excluding maintenance costs) of sculpture, paintings or other objects of art.

(14)	Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(15)
Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(16)
The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Operating Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(17)
Costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except to the extent included in Project Costs pursuant to the definition in subsection (e) above or by other express terms of this Lease;

(18)
Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project; and

SECTION 4.3.     SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Amendment, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.2 or any other provision of this Lease. Upon any Event of Default (as defined in Section 14.1) by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within 10 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein).
ARTICLE V. USES
SECTION 5.1.     USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises. Tenant shall not knowingly do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Provided that Landlord has given Tenant written notice of any invalidity or increased cost of an insurance policy(ies) or of any applicable insurance underwriter’s rules and 30 days notice to “cure”, Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all existing covenants, conditions, easements or restrictions now affecting or encumbering the Building and/or Project, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall also comply at its expense with any future amendments or modifications to such existing covenants, conditions, easements or reservations, and with any future covenants, conditions, easements or restrictions hereafter affecting or encumbering the Building and/or the Project, provided some do not materially impair Tenant’s use and enjoyment of the Premises. Tenant shall, within five (5) business days after Landlord’s demand therefore; reimburse Landlord for any additional insurance premium charged by reason of Tenant’s use of the Premises. Notwithstanding anything to the contrary contained in this Section 5.1, in the event Tenant’s obligation for compliance with all future and present laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities, and with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or the Project, results in a “capital” improvement on Tenant’s part (or Tenant’s being obligated to reimburse Landlord for a “capital” improvement), Tenant shall only be responsible for the amortized cost of such “capital” improvement (amortized at a market cost of funds) over the useful life of said improvement during the Term, except in the event such obligation for a capital improvement is required due to Tenant’s own particular use of the Premises (in which case Tenants shall be fully responsible for the entire cost and installation of such “capital” improvement).
SECTION 5.2.     SIGNS. Except for one (1) exterior “building-top” sign and Landlord’s standard suite signage identifying Tenant’s name and/or logo and installed at a location designated by Landlord, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord’s signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located (“Signage Criteria”). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant’s expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics. Tenant’s exterior signage rights under this Section 5.2 belong solely to Masimo Corporation and its successors pursuant to a Permitted Transfer, and, except in connection with a Permitted Transfer, any attempted assignment or transfer of such rights shall be void and of no force and effect.
SECTION 5.3.     HAZARDOUS MATERIALS.
(a)    For purposes of this Lease, the term “Hazardous Materials” means (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person’s possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.
(b)    Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products. Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant’s use, storage and/or disposal of any Hazardous Materials requiring Landlord’s consent. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.
(c)    Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s storage, generation, use, release and/or disposal of Hazardous Materials.
(d)    Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto upon at least one (1) business day’s prior written notice from Landlord. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.
(e)    If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto. If it is at any time discovered that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.
(f)    Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.
ARTICLE VI. COMMON AREAS; SERVICES
SECTION 6.1.     UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within thirty (30) days after delivery of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2. Tenant shall also pay to Landlord as an item of additional rent, within thirty (30) days after delivery of Landlord’s statement or invoice therefor, Landlord’s “standard charges” (as hereinafter defined, which shall be in addition to the electricity charge paid to the utility provider) for “after hours” usage by Tenant of each HVAC unit servicing the Premises. “After hours” shall mean more than sixty-six (66) hours of usage during any week during the Term. “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each week on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other weeks of the Term). As used herein, “standard charges” shall mean (i) $5.00 per hour for 1-5 ton HVAC units, (ii) $7.50 per hour for 6-9 ton HVAC units and (iii) $10.00 per hour for HVAC units of greater than 9 tons (in addition to the applicable electricity charges paid to the utility provider). Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities and services to Tenant, including, without limitation, telephone lines, may be charged to Tenant.
Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder; provided, however, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than 3 consecutive business days following written notice to Landlord there is no electricity, HVAC or elevator services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord.
SECTION 6.2.     OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate and maintain all Common Areas within the Building and the Project in the manner Landlord may determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs except to the extent any particular cost incurred is related to or associated with a specific tenant and can be charged to such tenant of the Project. The term “Common Areas” shall mean all areas within the exterior boundaries of the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.
SECTION 6.3.     USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations or use of Premises, including without limitation, planters and furniture. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Tenant. Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.
SECTION 6.4.     PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a forty-eight (48) hour period, other than overnight parking of one (1) trailer parked in the loading dock adjacent to the Building, unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord, its agents, employees or contractors. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial 18 month Term of this Lease, to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.
SECTION 6.5.     CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord. No such change shall deprive Tenant of reasonable access to or use of the Premises.
ARTICLE VII. MAINTAINING THE PREMISES
SECTION 7.1.     TENANT’S MAINTENANCE AND REPAIR. Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall assure that the Premises remain free of moisture conditions which could cause mold and promptly repair any moisture conditions occurring within the Premises, and Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs and replacements, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs and replacements. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord’s notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for all costs incurred.
SECTION 7.2.    LANDLORD’S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises (exclusive, however, of supplemental HVAC equipment serving only the Premises), and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), the structural, electrical and mechanical systems (including elevators, if any, serving the Building), except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not perform any maintenance or make any repairs or replacements at Landlord’s expense and shall have no right to any rental offset for any maintenance, repairs or replacements performed by Tenant. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing, or Landlord otherwise becomes aware, of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance, repairs and replacements on the part of Landlord provided hereunder shall be considered part of Project Costs. Tenant further agrees that if Tenant fails to report any such need for repair in writing within sixty (60) days of its discovery by Tenant, Tenant shall be responsible for any costs and expenses and other damages related to such repair which are in excess of those which would have resulted had such need for repair been reported to Landlord within such sixty (60) day period.
SECTION 7.3.     ALTERATIONS. Except for (a) constructing and securing racks and similar items to walls and floors (collectively, the “Racking”), (b) installing necessary phone and data cabling infrastructure (collectively, the “Cabling”), and (c) cosmetic alteration projects that do not exceed $100,000 during each calendar year which satisfy the criteria in the next following sentence, Tenant shall make no alterations, additions, fixtures or improvements (“Alterations”) to the Premises or the Building without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion. In the event that any requested Alteration would result in a change from Landlord’s building standard materials and specifications for the Project (“Standard Improvements”), Landlord may withhold consent to such Alteration in its sole and absolute discretion. In the event Landlord so consents to a change from the Standard Improvements (such change being referred to as a “Non-Standard Improvement”), Tenant shall be responsible for the cost of replacing such Non-Standard Improvement with the applicable Standard Improvement (“Replacements”) which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord shall not unreasonably withhold its consent to any Alterations which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises (including, without limitation, the adding of any additional “office” square footage) or any change to any structural or mechanical systems of the Premises, or (iv) fail to comply with any applicable governmental requirements or require any governmental permit as a prerequisite to the construction thereof, or (v) result in the Premises requiring building services beyond the level normally provided to other tenants, or (vi) interfere in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing, elevator or HVAC systems, facilities or equipment located in or serving the Building, or (vii) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Landlord may impose any condition to its consent, including but not limited to a requirement that the installation and/or removal of all Alterations and Replacements be covered by a lien and completion bond satisfactory to Landlord in its sole and absolute discretion and requirements as to the manner and time of performance of such work. Landlord shall in all events, whether or not Landlord’s consent is required, have the right to approve prior to the commencement of any work the contractor performing the installation and removal of Alterations and Replacements and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building. Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations as described in Article XVII. Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of three percent (3%) of the cost of the Alterations. Under no circumstances shall Tenant make any Alterations or Replacements which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises, the Building or the Common Area. In no event shall Tenant prosecute any Alterations that would reasonably result in picketing or labor demonstrations in or about the Building or Project. If any governmental entity requires, as a condition to any proposed Alterations by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant’s sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its sole and absolute discretion. Landlord shall have the right, but not the obligation, to elect to make any such improvements to be made to the Common Areas at Tenant’s expense, in which case Tenant shall reimburse Landlord upon demand for all costs incurred in making such improvements. Any request for Landlord’s consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant and consented to by Landlord modify the basic floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems and standards. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Areas, but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that (A) Tenant shall remove all Racking and Cabling and shall repair all resulting damage to the Premises by the Expiration Date, or sooner termination of the Lease, and (B) Landlord may, by notice to Tenant given at the time that Landlord grants its initial consent to any other Alterations, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any of such other Alterations installed either by Tenant or by Landlord at Tenant’s request, and to repair any damage to the Premises, the Building or the Common Areas arising from that removal and restore the Premises to their condition prior to making such Alterations.

SECTION 7.4.     MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute. In the event that Tenant shall not, within 20 days following Tenant’s receipt of written notice of the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s reasonable attorneys’ fees, shall be reimbursed by Tenant within 30 days following Landlord’s written demand. Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.
SECTION 7.5.     ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to perform any work required or permitted to be performed by Landlord within the Premises, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord as provided in Section 7.5 shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT’S PROPERTY
Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all Non Standard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3) made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant’s personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon Tenant’s personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant’s Non-Standard Improvements, Alterations and personal property, Landlord’s reasonable determination shall be conclusive.

ARTICLE IX. ASSIGNMENT AND SUBLETTING
SECTION 9.1.     RIGHTS OF PARTIES.
(a)    Notwithstanding any provision of this Lease to the contrary, and except as to transfers expressly permitted without Landlord’s consent pursuant to Section 9.4, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease or the Premises, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law), subletting or other transfer shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such assignment, subletting or other transfer shall be void and of no force and effect and any such attempted assignment, subletting or other transfer shall constitute an Event of Default of this Lease. Landlord shall not be deemed to have given its consent to any assignment, subletting or other transfer by any course of action, including without limitation its acceptance of rent or any other payment due under this Lease from any person or entity other than Tenant or its acceptance of any name for listing in the Building directory, other than Landlord’s written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.
(b)    If Tenant desires to assign, sublease or otherwise transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed assignee, subtenant or transferee; (ii) the nature of any proposed assignee’s, subtenant’s or transferee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed assignment, sublease or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee; (vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in Section 9.1 (c), Landlord shall not unreasonably withhold its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold its consent if: (1) the use of the Premises will not be consistent with the provisions of this Lease or with Landlord’s commitment to other tenants of the Building and Project; (2) the proposed assignee, subtenant or transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee’s, subtenant’s or transferee’s actions or use of the property in question or is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) insurance requirements of the proposed assignee or subtenant may not be brought into conformity with Landlord’s then current leasing practice; (4) the proposed assignee, subtenant or transferee has not demonstrated to the reasonable satisfaction of Landlord that it has the financial means to fulfill its obligations under this Lease (or the applicable sublease) or has failed to submit to Landlord all reasonable information as requested by Landlord concerning the proposed assignee, subtenant or transferee, including, but not limited to, a certified balance sheet of the proposed assignee, subtenant or transferee as of a date within ninety (90) days of the request for Landlord’s consent, statements of income or profit and loss of the proposed assignee, subtenant or transferee for the two-year period preceding the request for Landlord’s consent, and/or a certification signed by the proposed assignee, subtenant or transferee that it has not been evicted from or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord’s consent; (5) the proposed assignee, subtenant or transferee has not demonstrated to Landlord’s reasonable satisfaction a record of successful experience in business; (6) the proposed subtenant, assignee or transferee is neither an existing tenant of the Building or Project with whom Landlord has been “actively negotiating” (as hereinafter defined) to expand or relocate in the Building or Project nor a prospect with whom Landlord has been actively negotiating to become a tenant at the Building or Project; or (7) the proposed assignment, sublease or transfer will impose additional burdens or adverse tax effects on Landlord. Tenant’s exterior signage rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a transfer of such signage rights in connection with Tenant’s assignment of this Lease, provided that Landlord shall have the right of prior approval that such signage continues to comply with the Sign Criteria and the other requirements of Section 5.2 of this Lease, and provided further that any name and/or graphics on such signage do not materially devalue the Project as determined by Landlord in its sole and absolute discretion. As used herein, “actively negotiating” shall mean that Landlord and the existing or prospective tenant have exchanged written communications concerning the leased space in the Building or the Project within 120 days prior to the date of Tenant’s request for Landlord’s consent.
If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1. Landlord shall approve or disapprove any requested transfer within thirty (30) days following delivery of Tenant’s written request, the information set forth above, and the fee set forth below.
(c)    Notwithstanding the provisions of Section 9.1(b) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect, within the thirty (30) day period permitted for Landlord to approve or disapprove a requested transfer, to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant’s interest in this Lease, upon substantially the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant’s name or the continuation of Tenant’s business), respectively, or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, and the sublease, assignment or termination elected by Landlord shall be effective thirty (30) days following written notice by Landlord of its election. Landlord may thereafter, at its option, assign, sublet or re-let any space so sublet, obtained by assignment or obtained by termination to any third party, including without limitation the proposed transferee of Tenant. In the event of any termination of this Lease as to a portion of the Premises pursuant to this Section 9.1(c), Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease appropriately amending those provisions of the Lease affected by such termination, and Tenant shall execute and return same to Landlord within twenty (20) business days thereafter subject to Tenant’s reasonable review and approval thereof.
(d)    In the event that Landlord approves the requested assignment, subletting or other transfer, Landlord shall be entitled to receive fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant’s direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, with such costs to be amortized on a straight-line basis over the then remaining term of this Lease or any shorter term of any sublease of the Premises or a portion thereof. The amounts due Landlord under this Section 9.1(d), shall be payable directly to Landlord by the assignee or subtenant concurrently with such assignee’s or subtenant’s payment(s) to Tenant, or, at Landlord’s option, by Tenant within ten (10) days of Tenant’s receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant, to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord’s costs related to such review or audit. At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).
(e)    Tenant shall pay to Landlord a fee equal to the greater of (i) Landlord’s actual costs related to such assignment, subletting or other transfer or (ii) Five Hundred Dollars ($500.00), to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord the sum of Five Hundred Dollars ($500.00) concurrently with Tenant’s request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment. Tenant shall pay Landlord upon demand any costs in excess of such payment to the extent Landlord’s actual costs related to such request exceeds

$500.00. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.
SECTION 9.2.     EFFECT OF TRANSFER. No assignment, subletting or other transfer, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee, subtenant or transferee. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. No assignment, subletting or transfer shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee’s assumption of the obligations of Tenant under this Lease, is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.
SECTION 9.3.     SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:
(a)    Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with “Landlord” hereunder meaning the sublandlord therein and “Tenant” hereunder meaning the subtenant therein.
(b)    Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply the same toward Tenant’s obligations under this Lease; provided, however, that until there is an Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an Event of Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.
(c)    In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The provisions of this Lease (other than with respect to the payment of rent), including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant’s interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.
SECTION 9.4.     CERTAIN TRANSFERS. The following shall be deemed to constitute an assignment of this Lease; (a) the sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), (b) if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof), or (c) any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company. Notwithstanding the foregoing, Landlord’s consent shall not be required for the assignment of this Lease or the subletting of all or any portion of the Premises to any entity controlling, controlled by or under common control with, Tenant, or as a result of the sale of all or substantially all of Tenant’s business assets, a merger by Tenant with or into another entity or a reorganization of Tenant (collectively, a “Permitted Transfer”), so long as (i) in the case of an assignment of this Lease, the net worth of the successor or reorganized entity after such Permitted Transfer is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such Permitted Transfer, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer, (ii) Tenant shall provide to Landlord, prior to such Permitted Transfer, written notice of such Permitted Transfer and such assignment or sublease documentation and other information as Landlord may reasonably require in connection therewith, and (iii) all of the terms and requirements of Sections 9.2 and 9.3 shall apply with respect to such Permitted Transfer.
ARTICLE X. INSURANCE AND INDEMNITY
SECTION 10.1.     TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date or any earlier date on which Tenant may enter upon or take possession of the Premises for any reason whatsoever.
SECTION 10.2.    LANDLORD’S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole and absolute discretion: property insurance, subject to standard exclusions, covering the Building and/or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including coverage for the Tenant Improvements constructed by Landlord pursuant to the Work Letter (if any) attached hereto, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant’s Alterations or on Tenant’s other property, including, without limitation, Tenant’s trade fixtures, furnishings, equipment, signs and all other items of personal property, and Landlord shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord may elect to provide insurance hereunder.
SECTION 10.3.    TENANT’S INDEMNITY. To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Section 10.5 and 14.8 of this Lease, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all third party claims, demands, actions, losses, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, including, without limitation, the use by Tenant, its agents, employees, invitees or licensees of any recreational facilities within the Common Areas; the conduct of Tenant’s business; any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas; any Event of Default in the performance of any obligation on Tenant’s part to be performed under this Lease; or any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any claim, action or proceeding covered by this Section through counsel reasonably satisfactory to Landlord. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease. Tenant’s obligations under this Section shall not apply in the event that the claim, demand, action, loss, liability, cost or expense is caused solely by the active negligence or willful misconduct of Landlord. Landlord shall reimburse Tenant for reasonable attorneys’ fees and costs to the extent and in the proportion that any injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Additionally, to the fullest extent permitted by law, but subject to the express limitations on Landlord’s liability contained in this Lease (including, without limitation, the provisions of Section 10.4 below), Landlord shall indemnify and hold harmless Tenant, and Tenant’s agents, employees, lenders, and affiliates, from and against any and all claims, liabilities, damages, costs or expenses arising either before or after the

Commencement Date from the negligence or willful misconduct of Landlord, its affiliates, agents, employees, or contractors in connection with its obligations with respect to the Project or this Lease.
SECTION 10.4.    LANDLORD’S NONLIABILITY. Landlord, its agents, and any and all affiliates of Landlord, shall not be liable to Tenant, its employees, agents and/or invitees, and Tenant hereby waives all claims against Landlord, its agents, and any and all affiliates of Landlord, for and knowingly assumes the risk of loss of or damage to any property, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs), resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties and/or of other tenants within the Project or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises, mold, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building (whether the damage or injury results from conditions arising in the Premises or in other portions of the Building), regardless of the negligence of Landlord, its agents or any and all affiliates of Landlord in connection with any of the foregoing. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability whatsoever (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction. In making repairs, alterations or improvements, however, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.
SECTION 10.5.    WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.
ARTICLE XI. DAMAGE OR DESTRUCTION
SECTION 11.1.    RESTORATION.
(a)    If the Premises or the Building or a part thereof are materially damaged by any fire, flood, earthquake or other casualty, Landlord shall have the right to terminate this Lease upon written notice to Tenant if: (i) Landlord reasonably determines that proceeds necessary to pay the full cost of repair are not available from Landlord’s insurance, including without limitation earthquake insurance, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant’s Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an Event of Default by Tenant has occurred; or (iv) the material damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing (“Landlord’s Notice”) within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord estimates that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord’s Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord’s Notice).
(b)    If Landlord has the right to terminate this Lease pursuant to Section 11.1(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord's Notice neither an Event of Default exists nor has Landlord delivered Tenant a notice of any failure by Tenant to fulfill an obligation under this Lease which, unless cured by Tenant within the applicable grace period, would constitute an Event of Default, then within ten (10) days following delivery of Landlord's Notice pursuant to Section 11.1(a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord's Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within two hundred seventy (270) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant's continued use of the Premises. If Tenant fails to provide such termination notice within such ten (10) day period, Tenant shall be deemed to have waived any termination right under this Section 1l.1(b) or any other applicable law.
(c)    In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Landlord’s repair of material damage shall be at Landlord’s sole cost and expense except for any insurance deductible (for which Tenant shall be responsible for Tenant’s Share). Landlord shall have the right, but not the obligation, to repair or replace any other leasehold improvements made by Tenant or any Alterations (as defined in Section 7.3) constructed by Tenant as part of Landlord’s repair of material damage, in which case Tenant shall make available to Landlord upon demand insurance proceeds from insurance required to be maintained by Tenant. If Landlord elects to repair or replace such leasehold improvements and/or Alterations, all insurance proceeds available for such repair or replacement shall be made available to Landlord. Landlord shall have no liability to Tenant in the event that the Premises or the Building has not been fully repaired within the time period specified by Landlord in Landlord’s Notice to Tenant as described in Section 11.1(a). Notwithstanding the provisions of this Article XI, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.
(d)    Commencing on the date of such material damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises, as determined by Landlord, but only to the extent that Landlord is entitled to reimbursement from the proceeds of the business interruption insurance required to be maintained by Tenant pursuant to Exhibit D.
(e)    Landlord shall not be required to repair or replace any improvements or fixtures that Tenant is obligated to repair or replace pursuant to Section 7.1 or any other provision of this Lease and Tenant shall continue to be obligated to so repair or replace any such improvements or fixtures, notwithstanding any provisions to the contrary in this Article XI. In addition, but subject to the provisions of Section 10.5, in the event the damage or destruction to the Premises or Building are due in substantial part to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives, the costs of such repairs or replacement to the Premises or Building shall be borne by Tenant, and in addition, Tenant shall not be entitled to terminate this Lease as a result, notwithstanding the provisions of Section 11.1(b).
(f)    Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.
SECTION 11.2.    LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.
ARTICLE XII. EMINENT DOMAIN
SECTION 12.1.    TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, whether or not including a portion of the Premises, is taken or sold to prevent taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.
SECTION 12.2.    TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.
SECTION 12.3.    TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.
ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS
SECTION 13.1.    SUBORDINATION. At the option of Landlord or any lender of Landlord’s that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Within ten (10) days after receipt of written notice, Tenant shall execute and deliver any commercially reasonable documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, within ten (10) days after written request of Landlord, execute and deliver all commercially reasonable instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred.
SECTION 13.2.    ESTOPPEL CERTIFICATE. Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).
SECTION 13.3.    FINANCIALS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. Tenant shall during the Term (but no more than once per calendar year unless an uncured Event of Default has occurred) furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 business days following Landlord’s request; provided, however, that so long as Tenant or Tenant’s parent company is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.
ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES
SECTION 14.1.    TENANT’S DEFAULTS. The occurrence of any one or more of the following events (following the expiration of any cure period set forth below, if any is provided) shall constitute an “Event of Default” by Tenant:
(a)    The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease and the Work Letter.
(b)    The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.
(c)    The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.
(d)    The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.
(e)    The abandonment of the Premises by Tenant.
(f)    The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(g)    (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code, to have debts discharged or for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within thirty (30) days; (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or (vi) the failure of Tenant to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by Tenant as to the amount due to such creditors. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(g) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this Section 14.1(g) is contrary to applicable law, the provision shall be of no force or effect.
(h)    Any other breach of this Lease which this Lease provides is an Event of Default.
SECTION 14.2.    LANDLORD’S REMEDIES.
(a)    If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:
(i)    Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant (and to retain, use or apply any Security Deposit held by Landlord towards amounts estimated by Landlord as):
(1)    The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;
(2)    The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;
(3)    The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;
(4)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees, and any other reasonable costs; and
(5)    At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “rent” as used in the Lease shall be deemed to mean the Basic Rent, Tenant’s Share of Operating Expenses and any other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease whether or not designated as additional rent hereunder, including, without limitation, any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty‑four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty‑four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i) (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 14.2(a)(i)(3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
(ii)    Landlord may elect not to terminate Tenant’s right to possession of the Premises, and to continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due as provided in Civil Code Section 1951.4. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.
(b)    Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant’s full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.
(c)    No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a breach or Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.
(d)    Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease or any other concession agreed to by Landlord hereunder (“Inducement Provisions”) shall be deemed conditioned upon Tenant’s full and faithful performance of the terms, covenants and conditions of this Lease. Upon an Event of Default under this Lease by Tenant, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect and the amount of any rent reduction or abatement or other bonus, inducement or consideration or other concession already given by Landlord or received by Tenant as an inducement shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Event of Default by Tenant.
SECTION 14.3.    LATE PAYMENTS.
(a)    Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant's Share of Operating Expenses or any other payment due to Landlord under this Lease whether or not designated as additional rent hereunder, that is not received by Landlord within five (5) days following the date due shall bear interest at the lesser of 10% per annum or the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any breach or Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant's Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant's Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to the greater of five percent (5%) of the amount overdue or One Hundred Dollars ($100.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's breach or Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.
(b)    Following each second installment of Basic Rent and/or the payment of Tenant's Share of Operating Expenses within any twelve (12) month period that is not paid within five (5) days following the date due, Landlord shall have the option (i) to require that beginning with the first payment of Basic Rent next due, Basic Rent and the Tenant's Share of Operating Expenses shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant's Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Events of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.
SECTION 14.4.    RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant’s part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.
SECTION 14.5.    DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord’s default under this Lease, Tenant’s sole remedies shall be to seek damages or specific performance from Landlord, provided that any damages shall be limited to Tenant’s actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs.
SECTION 14.6.    EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate of the lesser of ten percent (10%) per annum or the maximum rate permitted by law from the date due until paid. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs. The prevailing party for the purpose of this Section shall be determined by the trier of the facts.
SECTION 14.7.    WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.
(a)    LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.
(b)    IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 - 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF DELIVERY BY ANY PARTY TO THE OTHER PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN

ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).
SECTION 14.8.    SATISFACTION OF JUDGMENT. The obligations of Landlord and Tenant do not constitute the personal obligations of their respective individual partners, trustees, directors, officers, members or shareholders (or those of their constituent partners or members). Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project and no action for any deficiency may be sought or obtained by Tenant.
ARTICLE XV. END OF TERM
SECTION 15.1.    HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and an Event of Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that for the first 60 days of such holdover, the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination. Thereafter, such monthly rental rate shall be subject to Landlord’s right to modify same upon 30 days’ notice to Tenant. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises following the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2.    MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.
SECTION 15.3.    SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the provisions of Section 7.3 of this Lease and of the Work Letter, if any, attached hereto, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property, removable trade fixtures, and equipment and debris and perform all work required under Section 7.3 of this Lease and/or the Work Letter, if any, attached hereto, as to Replacements of Non-Standard Improvements and removal of Alterations, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant’s personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.
ARTICLE XVI. PAYMENTS AND NOTICES
All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, in lawful money of the United States to Landlord at the address specified in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant’s Share of Operating Expenses pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, duly registered or certified, it shall be deemed served or delivered seventy-two (72) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS
Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant’s agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a breach of this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that the Rules and Regulations shall not be modified or enforced by Landlord in a manner that would unreasonably interfere with Tenant’s use of or access to the Premises, the Building, the Project, or the parking areas in accordance with Tenant’s rights under this Lease.
ARTICLE XVIII. BROKER’S COMMISSION
The parties recognize as the broker(s) who negotiated this Lease the firm(s), whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood and agreed that Landlord’s Broker represents only Landlord in this transaction and that Tenant’s Broker (if any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.
ARTICLE XIX. TRANSFER OF LANDLORD’S INTEREST
In the event of any transfer of Landlord’s interest in the Premises, following the assumption by the transferee of the obligations of “Landlord” under this Lease accruing from and after the effective date of such transfer, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the effective date of such transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so called sale‑leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and with respect to obligations arising during their respective successive periods of ownership.
ARTICLE XX. INTERPRETATION
SECTION 20.1.    GENDER AND NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.
SECTION 20.2.    HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.
SECTION 20.3.    JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.
SECTION 20.4.    SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.
SECTION 20.5.    TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.
SECTION 20.6.    CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Project is located.

SECTION 20.7.    SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
SECTION 20.8.    WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.
SECTION 20.9.    INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant’s reasonable control.
SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.
SECTION 20.11.    QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.
SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.
SECTION 20.13. INTERPRETATION. This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.
ARTICLE XXI. EXECUTION AND RECORDING
SECTION 21.1.    COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.
SECTION 21.2.    CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.

SECTION 21.3.    EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.
SECTION 21.4.    RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.
SECTION 21.5.    AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.
SECTION 21.6.    EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.
SECTION 21.7.    ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.
ARTICLE XXII. MISCELLANEOUS
SECTION 22.1.    NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, members, shareholders, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, by public filings or otherwise, the terms and conditions of this Lease (“Confidential Information”) to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) independent legal counsel to Tenant delivers a written opinion to Landlord that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant’s sole cost, take all reasonable legally available steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. The form and content of a request by Tenant for confidential treatment of the Confidential Information shall be provided to Landlord at least five (5) business days before its submission to the applicable governmental agency or stock exchange and is subject to the prior written approval of Landlord. In addition, Tenant may disclose the terms of this Lease to its attorneys, accountants and advisors, as well as to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease.
SECTION 22.2.    GUARANTEE. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions (“Guarantor”), if any, on a form of guaranty provided by Landlord (“Guarantee”). Any default by a Guarantor under the Guarantee shall be deemed to be an Event of Default under the terms of this Lease. In addition, any filing by or against a Guarantor of a petition to have such Guarantor adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against such Guarantor, the same is dismissed within thirty (30) days), a Guarantor’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or the failure of a Guarantor to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by such Guarantor, shall be deemed to be an Event of Default by Tenant.
SECTION 22.3.    CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.
SECTION 22.4.    MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage encumbering the Premises whose address has been furnished to Tenant in writing and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage encumbering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary’s deed of trust.
SECTION 22.5.    COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.
SECTION 22.6.    SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs.
SECTION 22.7.    SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). Landlord hereby represents and warrants that neither Landlord nor any officer, director, partner, member or other principal of Landlord is listed as a SDN on the list of such persons and entities issued by the OFAC.
SECTION 22.8.    BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Section 10 of the Basic Lease Provisions, which acknowledgment and confirmation is expressly made for the benefit of Tenant’s Broker identified in Section 10 of the Basic Lease Provisions.  If there is no Tenant’s Broker so identified in Section 10 of the Basic Lease Provisions, then such acknowledgment and confirmation is expressly made for the benefit of Landlord’s Broker.  By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Section 10 of the Basic Lease Provisions.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC,		MASIMO CORPORATION
a Delaware limited liability company		a Delaware corporation

By:	/s/ STEVEN M. CASE	By:	/s/ YONGSAM LEE
	Steven M. Case, Executive Vice President, Office Properties		Yongsam Lee, CIO

By:	/s/ MICHAEL T. BENNETT	By:	/s/ MARK DE RAAD
	Michael T. Bennett, Senior Vice President, Office Properties		Mark de Raad, EVP and CFO

9600 JERONIMO

EXHIBIT A

1

EXHIBIT B

THE IRVINE COMPANY - INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“IPG”) property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE
111 Innovation Drive
Irvine, CA 92617

Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1.	GENERAL INFORMATION.

Name of Responding Company: _____________________________________________
Check all that apply:    Tenant        ( )        Contractor    ( )
Prospective    ( )        Existing    ( )

Mailing Address: _________________________________________________________
Contact person & Title: ____________________________________________________
Telephone Number: ( ) _____________

Current TIC Tenant(s):

Address of Lease Premises: ________________________________________________

Length of Lease or Contract Term: ___________________________________________

Prospective TIC Tenant(s):

Address of Leased Premises: _______________________________________________

Address of Current Operations: _____________________________________________

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations. ____________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________

1

2.
HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1	Will any hazardous materials be used or stored on site?

Chemical Products    Yes    ( )    No    ( )
Biological Hazards/
Infectious Wastes    Yes    ( )    No    ( )
Radioactive Materials    Yes    ( )    No    ( )
Petroleum Products    Yes    ( )    No    ( )

2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Location and Method
Hazardous Materials        of Storage             Quantity

__________________        __________________        __________________
__________________        __________________        __________________
__________________        __________________        __________________
__________________        __________________        __________________

2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances. ________________________________________________________________________________________________________________________________________________________________________________________________________________________

3.
HAZARDOUS WASTE. For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials        Location and Method of Storage         Quantity

__________________        __________________        __________________
__________________        __________________        __________________
__________________        __________________        __________________
__________________        __________________        __________________

2

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials        Location and Method of Storage         Disposal Method

__________________        __________________        __________________
__________________        __________________        __________________
__________________        __________________        __________________
__________________        __________________        __________________

3.3	Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise?
Yes ( ) No ( )

If yes, please describe any existing or proposed treatment methods. ________________________________________________________________________________________________________________________________________________________________________________________________________________________

3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.	SPILLS

4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( )

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills. ________________________________________________________________________________________________________________________________________________
________________________________________________________________________

4.2	Were any agencies notified in connection with such spills? Yes ( ) No ( )

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work. ________________________________________________________________________________________________________________________________________________
________________________________________________________________________

3

5.	WASTEWATER TREATMENT/DISCHARGE

5.1	Do you discharge industrial wastewater to:

_____storm drain?            _____sewer?
_____surface water?            _____no industrial discharge

5.2	Is your industrial wastewater treated before discharge? Yes ( ) No ( )

If yes, describe the type of treatment conducted. ________________________________________________________________________________________________________________________________________________
________________________________________________________________________

5.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.    AIR DISCHARGES.

6.1	Do you have any air filtration systems or stacks that discharge into the air?
Yes ( )    No ( )

6.2	Do you operate any equipment that requires air emissions permits?
Yes ( )    No ( )

6.3	Attach copies of any air discharge permits pertaining to these operations.

7.    HAZARDOUS MATERIALS DISCLOSURES.

7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )

7.2	Has your company prepared a Hazardous Materials Disclosure - Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )

If so, attach a copy.

7.3	Are any of the chemicals used in your operations regulated under Proposition 65?

If so, describe the procedures followed to comply with these requirements. ________________________________________________________________________________________________________________________________________________________________________________________________________________________

7.4	Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )

4

If so, describe the procedures followed to comply with these requirements. ________________________________________________________________________________________________________________________________________________
________________________________________________________________________

8.	ANIMAL TESTING.

8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )

If so, describe the activity. ________________________________________________________________________________________________________________________________________________________________________________________________________________________

8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )

If so, describe the activity. ________________________________________________________________________________________________________________________________________________
________________________________________________________________________

9.	ENFORCEMENT ACTIONS, COMPLAINTS.

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )

If so, describe the actions and any continuing obligations imposed as a result of these actions. ________________________________________________________________________________________________________________________________________________________________________________________________________________________

9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )

9.4
If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same. ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

5

By: ________________________________
Name: _______________________
Title: ________________________
Date: _________________________

6

EXHIBIT C

LANDLORD’S DISCLOSURES

SPECTRUM

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

1. Landlord has been informed that the El Toro Marine Corps Air Station (MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To the Landlord’s current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

1

EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with these requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these insurance requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than the amount set forth in Item 14 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance of at least One Million Dollars ($1,000,000.00); (iii) with respect to Alterations and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring Tenant’s Alterations, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption coverage in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2. In the event Landlord consents to Tenant’s use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant’s sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord’s officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-“ and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

4. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses reasonably satisfactory to Landlord: (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage

1

carried by Landlord shall be in excess of and noncontributory with respect to any policies carried by Tenant, together with a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions and any other parties in interest designated by Landlord, as additional insureds; (ii) except with respect to Tenant’s commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or reduce the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice. Tenant shall also name Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions and any other parties in interest designated by Landlord, as additional insureds on any excess or umbrella liability insurance policy carried by Tenant.

5. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord’s written demand to Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

2

EXHIBIT E
RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Smoking is permitted outside the building and within the Project only in areas designated by Landlord. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time. No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

3

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9. No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

12. No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13. Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

14. The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be “broken down” prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures. Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval. The burning of trash, refuse or waste materials is prohibited.

15. Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

16. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

4

17. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator.

19. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord.

20. Landlord may from time to time grant other tenants of the Project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

5

EXHIBIT X

WORK LETTER
(Tenant Buildout with Landlord’s Contribution)

I.    TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements” or the “Tenant Improvement Work”) shall consist of the work required to complete certain improvements to the Premises pursuant to approved “Working Drawings and Specifications” (as defined below). Tenant shall employ a licensed architect reasonably acceptable to Landlord (the “Architect”) for preparation of the “Preliminary Plan” and “Working Drawings and Specifications” (as hereinafter defined), and shall cause the Architect to inspect the Premises to become acquainted with all existing conditions. Tenant shall contract with the “TI Contractor” (as defined below) to construct the Tenant Improvements. The Tenant Improvement Work shall be undertaken and prosecuted in accordance with the following requirements:

A.
Tenant shall submit the following to Landlord: (i) a preliminary pricing plan for the Tenant Improvements prepared by the Architect, which shall include interior partitions, ceilings, interior finishes, interior doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements (“Preliminary Plan”), (ii) working drawings and specifications prepared by the Architect based on the approved Preliminary Plan (the “Working Drawings and Specifications”), and (iii) any change proposed by Tenant to the approved Working Drawings and Specifications (“Change”). Within 5 business days following its submission to Landlord, Landlord shall approve (by signing a copy thereof) or shall disapprove the Preliminary Plan and/or any Change, and within 10 business days following its submission to Landlord, Landlord shall approve or shall disapprove the Working Drawings and Specifications. If Landlord disapproves the Preliminary Plan, Working Drawings and Specifications or Change, Landlord shall specify in detail the reasons for disapproval and Tenant shall cause the Architect to modify the Preliminary Plan, Working Drawings and Specifications or Change to incorporate Landlord’s suggested revisions in a mutually satisfactory manner. Tenant agrees and acknowledges that Landlord will not check the Preliminary Plan, the Working Drawings and Specifications and/or any Change for building code compliance (or other federal, state or local law, ordinance or regulations compliance), and that Tenant and its Architect shall be solely responsible for such matters. Notwithstanding the foregoing, but subject to Section I.O below, Landlord may only provide its disapproval of the Working Drawings and Specifications or a Change in the event such submittal: (i) shall not comply with applicable law or building code, (ii) adversely affects the Building or Project systems or structural components, (iii) adversely affects other tenants in the Project, or (iv) affects the exterior of the Building in any manner.

B.
The Tenant Improvements shall only include actual improvements to the Premises approved by Landlord as provided above, and shall exclude (but not by way of limitation) Tenant’s furniture, trade fixtures, partitions, equipment and signage improvements, if any. Further, to the extent applicable, the Tenant Improvements shall incorporate Landlord's building standard materials and specifications for the Project as set forth in Schedule I (“Standard Improvements”); provided, however, the Tenant Improvements shall include materials, finishes and specifications set forth in the Preliminary Plan, even if the same is of higher quality than the Standard Improvements (the “Approved Improvements”). Notwithstanding the foregoing, no deviations from the Standard Improvements may be required by Tenant with respect to doors and frames, finish hardware, entry graphics, the ceiling system, light fixtures and controls, mechanical systems, fire life and safety systems and/or window coverings; provided that Landlord may, authorize in writing one or more of such deviations, in which event Tenant shall be solely responsible for the cost of replacing same with the applicable Standard Improvements upon the expiration or termination of this Lease. All other deviations from the Standard Improvements or the Approved Improvements (such deviations referred to herein as the

6

“Non-Standard Improvements”) shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, provided, however that Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such Non-Standard Improvements (i) are of a lesser quality than the corresponding Standard Improvements or Approved Improvements, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level Landlord has agreed to provide Tenant under this Lease, (iv) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (v) would have an adverse aesthetic impact to the Premises or would cause material additional expenses to Landlord in reletting the Premises.

C.
Tenant shall contract with a licensed general contractor reasonably approved by Landlord (the “TI Contractor”) for construction of the Tenant Improvements. The TI Contractor shall solicit bids from at least 3 subcontractors (reasonably acceptable to Landlord) for each major subtrade, provided that the drywall and acoustical subcontractors shall be union contractors. If required by Landlord, Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers reasonably acceptable to Landlord; if Tenant elects to use contractors other than Landlord’s designated electrical, mechanical, plumbing and fire/life safety engineers, and if such election is approved by Landlord, Landlord shall be entitled to have its designated contractors perform a “peer review” of such contractors work, and the reasonable cost thereof shall be borne solely by Tenant, but may be paid for by Tenant using any unused portion of the Landlord’s Contribution. Following the competitive bidding of the major subtrade work, Tenant shall enter into a construction contract (the “TI Contract”) with the TI Contractor for construction of the Tenant Improvements. If requested by Landlord, Tenant shall deliver copy of the TI Contract to Landlord. Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner in accordance with the approved Working Drawings and Specifications.

D.	Intentionally omitted.

E.	Prior to the commencement of the Tenant Improvement Work, Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the work.

F.
The TI Contractor shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction or the Tenant Improvement Work.

G.	A construction schedule shall be provided to Landlord prior to commencement of the construction of the Tenant Improvement Work, and weekly updates shall be supplied during the progress of the work.

H.
Tenant shall give Landlord at least 10 business days prior written notice of the commencement of construction of the Tenant Improvement Work so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.
The Tenant Improvement Work shall be subject to inspection at all times by Landlord and its construction manager, and Landlord and/or its construction manager shall be permitted to attend weekly job meetings with the TI Contractor.

J.
Upon completion of the Tenant Improvement Work, Tenant shall cause to be provided to Landlord a close-out package which shall include, without limitation, the following: (i) as-built drawings of the Tenant Improvements work signed by the Architect, (ii) CAD files of the improved space compatible with Landlord’s CAD standards, (iii) a final punch list signed by Tenant, (iv) final and

7

unconditional lien waivers from the TI Contractor and all subcontractors, and (v) a certificate of occupancy for the Premises (collectively, the “Close-Out Package”).

K.
The Tenant Improvements work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act (“ADA”) and all applicable governmental permit and code requirements.

L.
All of the provisions of this Lease (including, without limitation, the provisions of Sections 7.4, 10.1 and 10.3, except for the covenants to pay rent, shall apply to and shall be binding on Tenant with respect to the construction of the Tenant Improvements.

A.
Tenant hereby designates Yongsam Lee, Telephone (949) 697-4232, Email: ylee@masimo.com, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Any notices or submittals to, or requests of, Tenant related to this Work Letter and/or the Tenant Improvement Work may be sent to Tenant’s Construction Representative at the email address above provided. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

B.
Tenant and the TI Contractor and its subcontractors shall be permitted to enter the Premises prior to the Commencement Date for the Premises to construct the Tenant Improvements. The foregoing license to enter the Premises prior to the Commencement Date for the Premises is, however, conditioned upon the compliance by the TI Contractor with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance of workers’ compensation and public liability and property damage insurance by the TI Contractor in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. Landlord will provide all utilities for the construction of the Tenant Improvements at the Premises (i.e., electrical, HVAC during normal business hours, water, etc.) at no cost to Tenant or the TI Contractor. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. Tenant further agrees that the Commencement Date for the Premises is not conditioned upon, nor shall such Date be extended by, the completion of the foregoing Tenant Improvements.

C.
All of the Tenant Improvements shall become the property of Landlord and shall be surrendered with the Premises at the expiration or sooner termination of this Lease, except that Landlord shall have the right, by written notice to Tenant given at the time of Landlord’s approval of the Preliminary Plan, the Working Drawings and Specifications and any Change, to require Tenant either to remove all or any of the Tenant Improvements approved in the Preliminary Plan or in the Working Drawings and Specifications or by way of such Change (as specified in such written notice, a “Required Removal Item”), to repair any damage to the Premises or the Common Areas arising from such removal of any Required Removal Item, and to replace any Non-Standard Improvements or Approved Improvements so approved with the applicable Building Standard Improvement, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date or sooner termination of this Lease. Notwithstanding anything to the contrary contained in the foregoing, no such removal or restoration shall be required for any of the components of the Tenant Improvements shown in any Preliminary Plan, the Working Drawings and Specifications or any Change once the same has been approved by Landlord and not designated by Landlord in writing as a Required Removal Item when so approved.

8

II.    COST OF THE TENANT IMPROVEMENTS WORK

A.
Landlord shall provide to Tenant a tenant improvement allowance in the amount of $162,590.00 (the “Landlord’s Contribution”), based on $5.00 per rentable square foot of the Premises, towards the “Completion Cost” of the Tenant Improvements (as hereinafter defined), with any excess cost of the Tenant Improvements to be borne solely by Tenant. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord’s Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment other than the Rent Contribution Amount (defined below). It is further understood and agreed that the Tenant Improvements shall be scheduled and shall be substantially completed not later than twenty four (24) months following the Commencement Date (except in the event of a matter beyond the reasonable control of either party, in which case such date shall be extended on a day for day basis) to be eligible for funding by Landlord, and that Landlord shall not be obligated to fund any portion of the Landlord’s Contribution towards Tenant Improvements completed after such date (as the same may be so extended). Notwithstanding the foregoing, Tenant may utilize a portion of the Landlord’s Contribution, not to exceed the amount of $97,554.00, based on $3.00 per usable square foot of the Premises, as credits to reduce the scheduled installments of Basic Rent next due and payable under this Lease (the “Rent Contribution Amount”).

B.
The “Completion Cost” shall mean the costs of completing the Tenant Improvements in accordance with the approved Working Drawings and Specifications, including but not limited to the following: (i) payments made to the TI Contractor, architects, engineers, subcontractors, project managers (not to exceed 3% of the Completion Cost) and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, and (iii) costs of all materials incorporated into the work or used in connection with the work. The Completion Cost shall also include an administrative/overhead fee to be paid to Landlord or to Landlord’s management agent in the amount of 3% of the Completion Cost, and Landlord’s reasonable “peer review” fees for the review of the Preliminary Plan and Working Drawings and Specifications by Landlord’s project architect and its MEP engineers, which fees shall be paid from the Landlord’s Contribution.

C.
Landlord shall fund the Landlord’s Contribution (less any applicable deductions for the above-described administrative/overhead fee and all “peer review” charges) in installments (not more frequently than monthly) as and when costs are incurred and a payment request therefor is submitted by Tenant, which payment request shall include a copy of all supporting invoices, lien waivers (in the form prescribed by the California Civil Code), and pertinent reasonable back-up information (all of which can be in the form of an email (i.e. PDF copies)).  Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that a 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-Out Package.  Such 10% retention of the Landlord Contribution towards the Completion Cost shall be funded within 30 days following Landlord’s receipt of the completed Close-Out Package.

9

Schedule I

Tenant Improvement / Interior Construction Outline Specifications (By Tenant/Tenant Allowance)

Note During preliminary walk throughs, construction management is to confirm re-use of existing building components and provide direction to: 1) match existing , or 2) provide new building standard at all remodel conditions; or 3) provide upgrade to building standard based on project team input. Each suite to be reviewed on a case-by-case basis.

Tenant Standard General Office:

CARPET
Direct glue broadloom carpet.

VINYL COMPOSITION TILE (VCT)
12” x 12” VCT Armstrong Standard Excelon.

WALLS
Standard Walls: 5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs 16” o.c., floor to ceiling construction. No walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building exterior walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall.

Exterior Walls (First Generation Only): 5/8” gypsum drywall furring on 25 ga. metal studs, with R-13 insulation.

PAINT
Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish. Dark colors subject to Landlord approval.

BASE
2-1/2” Burke rubber base; straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP
Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE
Plastic laminate color at millwork: Nevamar “Smoky White”, Textured #S-7-27T.

CEILING 2x4 USG Radar Illusions #2842 scored ceiling tile, installed in building standard 9/16” or 15/16” T-bar grid. Continuous grid throughout.

10

LIGHTING All spaces are to be illuminated with building standard 2 x 4 direct/indirect fixtures, approved by the Landlord.
DOORS 1-3/4” solid core, 3’’-0” x 8’-10” plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door, 4’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

Tenant Standard Mechanical (continued):

Mid-Tech / Manufacturing Building: Air distribution downstream of packaged rooftop units and/or split system fan coil units shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements. Interior zone shall be limited to a maximum of 2500 square feet.

Packaged rooftop units and/or split system units shall be connected to existing Irvine Company Energy Management System. Thermostats shall be located adjacent to light switch at 48” above finished floor. EMS shall be Andover and installed by AAS.

New packaged rooftop units larger than 5-ton shall be provided with seismic isolation curb with minimum 1-inch spring deflection. New packaged rooftop units larger than 6.25 ton shall be provided with economizer with barometric relief damper.

Tenant Standard Fire Protection:

FIRE PROTECTION
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of 2’ x 2’ section of scored ceiling tile. Ceiling drops from shell supply loop.

Tenant Standard Fire Sprinkler:	FIRE SPRINKLER Hard pipe to be used. Any substitutions to be submitted for Landlord review and approval prior to install. Center sprinkler head in 2x2 ceiling tile.

11

Tenant Standard Electrical:

ELECTRICAL SYSTEM
A 277/480 volt, three phase, four wire tenant metered distribution section will be added to main service at Main Electrical Room.

Tenant Electrical Room, located within the lease space, as directed by the Landlord, to include 277/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

Standard tenant electrical capacity will be provided in the following capacity:
Lighting 277V: Minimum of 1.2 watt watts per s.f.
General 277V Power: As required to accommodate tenant loads.
HVAC Power 277/480V: As required to accommodate the HVAC equipment.
General 120/208V Power: Minimum of 8.0 watts per s.f.

LIGHTING
All spaces are to be illuminated with building standard 2’ x 4’, direct/indirect fixtures based on one (1) fixture per 96 square feet.

All lighting shall be controlled by occupancy sensors and ½ switched per Title 24. Provide wall mounted dual relay occupancy sensors in small spaces and ceiling mounted paired with two switches in double gang box, Leviton “Decora” style switches with a white plastic coverplate, 48” AFF to switch centerline.

Exit signs: Internally illuminated, white sign face with green text.

OUTLETS
Power: Leviton “Decora” style 15 / 20 amp 125-volt specification grade white duplex receptacle mounted vertically, 18” AFF to centerline, with a white plastic coverplate.

All furniture systems will be assumed to be a four (4) circuit / eight (8) wire configuration. All furniture system workstations are assumed to have personal computers only and will be connected at a ratio of eight (8) workstations per four (4) circuit / eight (8) wire homerun.

All wall mounted furniture system communication feeds will be provided with (2) 1 ½” conduit (non-fire rated / non-insulated walls) OR (2) 1 ¼” conduit (fire rated / insulated walls); a 4S/DP box and a double-gang mud ring in the wall. One (1) furniture system communication feeds will be assumed to be capable of providing enough cabling capacity for eight (8) work stations.

Power and Telecom Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box.

All wall mounted general communication outlets in non-fire rated / non-insulated walls will be provided a 2-gang mud ring and a pull string in the wall. All wall mounted communication outlets in fire-rated and insulated walls will be provided with ¾” conduit (voice and / or data only) OR a 1” conduit (combination voice / data), stubbed into the accessible ceiling space, 4S/DP box and a single gang mud ring in the wall. Cover plate, jacks and cables by tenant.

A single tenant telecom room will be provided with a single 4’ x 8’ backboard. An empty 2” conduit will be routed from this backboard to the building’s main telephone backboard. An empty 4” conduit sleeve will be stubbed into the accessible ceiling space.

12

Tenant Standard Warehouse/Shipping and Receiving (if applicable):	FLOORS Sealed concrete.

WALLS
5/8” gypsum wallboard standard partition, height and construction subject to Landlord approval. At furred walls, paint to match Benjamin Moore AC-40 Glacier White. Provide rated partition at occupancy separation, as required by code.

CEILING Exposed structure, non-painted.
WINDOWS None
ACCESS 7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass.
HVAC None

PLUMBING
Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING T5 High Bay, 2 x 4 fixtures.
OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls.
SECURITY Lockable doors.

13

EXHIBIT Y

Jeronimo 5&6

14